                                                                      Exhibit 10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 33-47875) and under the Investment Company Act of 1940 (File No. 811-6669) of Merrill Lynch Fundamental Growth Fund, Inc. and to the incorporation by reference therein of our report dated October 12, 2001, with respect to the financial statements of Merrill Lynch Fundamental Growth Fund, Inc. for the year ended August 31, 2001.


/s/ Ernst & Young LLP

MetroPark, New Jersey
December 7, 2001